EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To InterDigital Communications Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into InterDigital's previously filed Registration Statements File No. 333-94553, File No. 33-32888, File No. 33-43253, File No. 33-44689, File No. 33-47388, File No. 33-53388, File No.
33-53660, File No. 33- 88248, File No. 33-89920. File No. 33-89922, File No.
33-60711, File No. 33-61021, File No. 333-02345 and File No. 333-10521.


Philadelphia, PA                            Arthur Andersen LL
March 29, 2000